Board  of  Directors
Community  West  Bancshares
page 5

                                   EXHIBIT 5.1





                                                             August 14,  1998


Community  West  Bancshares
5838  Hollister  Avenue
Goleta,  California  93117

Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of at least 1,200,000 shares (the "Securities") of Common Stock, no par value, of Community West Bancshares, a California corporation (the
"Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of the sale of the Securities have been duly established in conformity with the Company's articles of incorporation, and the Securities have been duly issued and sold as contemplated by the Registration Statement and upon consummation of the proposed transaction whereby the Company wil acquire all of the voting shares of Palomar Savings and Loan Association ("Palomar") and Palomar will become a wholly-owned subsidiary of the Company, the Securities will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of California, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of CWB Common Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very  truly  yours,


                                          Horgan, Rosen, Beckham & Coren, L.L.P.

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